EXHIBIT 11
                        COMPUTATION OF NET LOSS PER SHARE


                                                     FOR THE THREE MONTHS
                                                        ENDED DECEMBER 31
                                                 -------------------------------
                                                    1998                1997
                                                    ----                ----

Net loss                                        $  (913,183)        $  (851,691)
Preferred stock 8% premium                          (59,064)            (77,243)
Imputed dividend on Series A
and Series B Preferred Stock                             --            (384,575)
                                                -----------         -----------
Net loss applicable to common
shareholders                                    $  (972,247)        $(1,313,509)
                                                -----------         -----------
Weighted average common shares
outstanding                                       4,213,215           2,881,147
                                                ===========         ===========
Basic and Diluted net loss per
common share                                    $      (.23)        $      (.46)
                                                ===========         ===========


                                                       FOR THE SIX MONTHS
                                                        ENDED DECEMBER 31
                                                 -------------------------------
                                                    1998                1997
                                                    ----                ----
Net loss                                         $(1,875,289)       $(1,764,290)
Preferred stock 8% premium                          (158,641)          (109,341)
Imputed dividend on Series A and
Series B Preferred Stock                                  --           (623,225)
                                                 -----------        -----------
Net loss applicable to common
shareholders                                     $(2,033,930)       $(2,496,856)
                                                 -----------        -----------
Weighted average common shares
outstanding                                        3,841,778          2,836,586
                                                 ===========        ===========
Basic and Diluted net loss per
common share                                     $      (.53)       $      (.88)
                                                 ===========        ===========